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                                                                   EXHIBIT 11(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

                    We consent to the incorporation by reference in this Post-
                  Effective Amendment No. 20 to the Registration Statement on Form N-1A (File No. 33-26305) under the Securities Act of 1933 of The PNC Fund of each of our reports dated November 23, 1995 on our audits of the financial statements and fi-nancial highlights as of September 30, 1995 and for the re-spective periods then ended.

                    We also consent to the incorporation by reference of our
                  reports dated April 14, 1995 on our audits of the financial statements and financial highlights of the following portfo-lios of the Compass Capital Group of Funds as of February 28, 1995 and for the respective periods then ended:

  . International Fixed Income Fund (renamed International Bond Portfolio, of The PNC Fund)


  . New Jersey Municipal Money Market Fund (renamed New Jersey Municipal
    Money Market Portfolio, of The PNC Fund)

  . New Jersey Municipal Bond Fund (renamed New Jersey Tax-Free Income
    Portfolio, of The PNC Fund)

                    We also consent to the reference to our Firm under the
                  captions "Financial Highlights" in the applicable prospec-tuses and "Miscellaneous--Independent Accountants" and "Fi-nancial Statements" in the Statement of Additional Informa-tion.

/s/ Coopers & Lybrand L.L.P.
----------------------------
COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, PA 19103
January 11, 1996